DIVESTITURE AGREEMENT

dated as of August 21, 2017

between

VICTORY ENERGY CORPORATION

AND

NAVITUS ENERGY GROUP

TABLE OF CONTENTS

Page

Article I DEFINITIONS    1
1.1.Certain Definitions.    1
Article II DIVESTITURE    3
2.1.Divestiture    3
2.2.Closing.    3
2.3.Transactions to be Effected at the Closing.    4
Article III REPRESENTATIONS AND WARRANTIES OF VICTORY    4
3.1.Organization; Authority and Enforceability.    4
3.2.Noncontravention.    4
3.3.The Interests.    5
3.4.Brokers’ Fees.    5
Article IV REPRESENTATIONS AND WARRANTIES OF NAVITUS    5
4.1.Organization; Authority and Enforceability.    5
4.2.Noncontravention.    5
4.3.Brokers’ Fees.    6
Article V COVENANTS    6
5.1.Consents.    6
5.2.Taking of Necessary Action; Further Action.    6
5.3.Stockholders Meeting; Preparation of Proxy Statement.    6
5.4.Repricing of Warrants.    6
Article VI CONDITIONS TO OBLIGATIONS TO CLOSE    7
6.1.Conditions to the Obligation of Parties.    7
6.2.Conditions to Obligation of Navitus.    7
6.3.Conditions to Obligation of Victory.    8
Article VII TERMINATION; AMENDMENT; WAIVER    8
7.1.Termination of Agreement.    8
7.2.Effect of Termination.    9
7.3.Amendments.    9
7.4.Waiver.    9
Article VIII MISCELLANEOUS    9
8.1.Press Releases and Public Announcement.    9
8.2.No Third-Party Beneficiaries.    10
8.3.Entire Agreement.    10
8.4.Succession and Assignment.    10
8.5.Construction.    10
8.6.Notices.    10
8.7.Governing Law.    10
8.8.Consent to Jurisdiction and Service of Process.    10
8.9.Headings.    11

TABLE OF CONTENTS

Page

8.10.Severability.    11
8.11.Expenses.    11
8.12.Incorporation of Exhibits and Schedules.    11
8.13.Limited Recourse.    11
8.14.Specific Performance.    11
8.15.Counterparts.    12
8.16.No Survival of Representations and Warranties.    12

DIVESTITURE AGREEMENT
DIVESTITURE AGREEMENT, dated August 21, 2017 (the “Agreement”), between VICTORY ENERGY CORPORATION, a Nevada corporation (“Victory”) and NAVITUS ENERGY GROUP, a Texas general partnership (“Navitus”).
RECITALS
A.    Victory is the managing partner and beneficial owner of fifty percent (50%) of the partnership interests (the “Interests”) in Aurora Energy Partners, a Texas general partnership (the “Partnership”). Navitus is the owner of the remaining fifty percent (50%) of the partnership interests in the Partnership.
B.    Victory desires to divest and transfer to Navitus all of the Interests (the “Divestiture”) in consideration for a release from Navitus of all of Victory’s obligations under the Partnership Agreement (as defined below), including, without limitation, obligations to return to Navitus investors their accumulated deferred capital, deferred interest and related allocations of equity.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS
1.1.    Certain Definitions.
(a)    When used in this Agreement, the following terms will have the meanings assigned to them in this Section 1.1(a) and other defined terms will have the meanings given to them elsewhere in this Agreement:
“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, such Person. For purposes of this definition, “Control” (including the terms “Controlled by” and “under common Control with”) means possession of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, partnership interests, membership interests or other equity interests, as trustee or executor, by contract or otherwise.
“Amended Partnership Agreement” means the third amended partnership agreement of the Partnership reflecting, among other things, Navitus as the managing partner and owner of the Interests, to be executed and delivered at the Closing, in the form reasonably satisfactory to Navitus and Victory.
“Business Day” means a day other than a Saturday, Sunday or other day on which banks located in Austin, Texas are authorized or required by Law to close.
“Common Stock” means the common stock, par value $0.001 per share, of Victory.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Governmental Entity” means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state or local government or foreign, international, multinational or other government, including any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof.
“Law” means any statute, law, ordinance, rule, or regulation of any Governmental Entity.
“Liability” means all indebtedness, obligations and other liabilities and contingencies of a Person, whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due.
“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, hypothecation or other encumbrance in respect of such property or asset.

“Partnership Agreement” means the second amended partnership agreement of the Partnership, dated October 1, 2011, between Victory and Navitus, currently in effect, which shall be amended by the Third Amended Partnership Agreement pursuant to the terms of this Agreement.
“Permit” means any authorization, approval, consent, certificate, license, permit or franchise of or from any Governmental Entity of competent jurisdiction or pursuant to any Law.
“Permitted Liens” means (i) Liens for taxes that are not yet due and payable or that may hereafter be paid without material penalty or that are being contested in good faith, (ii) statutory Liens of landlords and workers’, carriers’ and mechanics’ or other like Liens incurred in the ordinary course of business or that are being contested in good faith, (iii) Liens and encroachments which do not materially interfere with the present or proposed use of the properties or assets they affect, (iv) Liens that will be released prior to or as of the Closing and (v) Liens arising under this Agreement.
“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, a Governmental Entity or any agency, instrumentality or political subdivision of a Governmental Entity, or any other entity or body.
“Release” means the mutual release in the form of Exhibit A to this Agreement.
“Securities Act” means the Securities Act of 1933, as amended.
“Shareholder Approval” means a special meeting of the shareholders of Victory that is to take place as soon as practicable following the date hereof (and if possible, on or before November 30, 2017), to obtain the approval of the Victory shareholders of, among other things, the Divestiture contemplated by this Agreement.
“$” means United States dollars.

(b)    For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (i) the meaning assigned to each term defined herein will be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting any gender will include all genders as the context requires; (ii) where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning; (iii) the terms “hereof”, “herein”, “hereunder”, “hereby” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (iv) when a reference is made in this Agreement to an Article, Section, paragraph, Exhibit or Schedule without reference to a document, such reference is to an Article, Section, paragraph, Exhibit or Schedule to this Agreement; (v) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule will also apply to paragraphs and other subdivisions; (vi) the word “include”, “includes” or “including” when used in this Agreement will be deemed to include the words “without limitation”, unless otherwise specified; (vii) a reference to any party to this Agreement or any other agreement or document will include such party’s predecessors, successors and permitted assigns; (viii) a reference to any Law means such Law as amended, modified, codified, replaced or reenacted as of the date hereof, and all rules and regulations promulgated thereunder as of the date hereof; and (ix) all accounting terms used and not defined herein have the respective meanings given to them under U.S. generally accepted accounting principles.
ARTICLE II
DIVESTITURE
2.1.    Divestiture. Upon the terms and subject to the conditions set forth in this Agreement, Victory will sell, transfer and deliver to Navitus free and clear of all Liens, indebtedness and other Liabilities, and Navitus will acquire from Victory, the Interest in exchange for the Release. At or prior to the Closing, Victory shall pay off or otherwise satisfy all indebtedness and other Liabilities of the Partnership specifically listed on Schedule 2.1 hereto, such that the Partnership shall own all of its assets free and clear of all Liens other than Permitted Liens.
2.2.    Closing. The consummation of the transaction contemplated hereby (the “Closing”) will take place by the reciprocal delivery of closing documents by electronic mail, regular mail, fax or any other means mutually agreed upon by the parties on a date that is no later than two Business Days immediately following the day on which the last of the conditions to closing contained in Article IV (other than any conditions that by their nature are to be satisfied at the Closing) is satisfied or waived in accordance with this Agreement or at such other location or on such other date as Navitus and Victory may mutually determine (the date on which the Closing actually occurs is referred to as the “Closing Date”).
2.3.    Transactions to be Effected at the Closing. At the Closing, Navitus and Victory will execute and deliver to each other the Amended Partnership Agreement, which, among other things, will reflect Navitus as the sole owner of the Partnership and will reflect the release of Victory from all of Victory’s obligations under the Partnership Agreement, including, without limitation, obligations to return to Navitus investors their accumulated deferred capital, deferred interest and related allocations of equity and Navitus will execute and deliver to Victory the Release, and each Party will execute and deliver to the other Party all other documents, instruments or certificates required to be delivered by such Party in connection therewith.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF VICTORY
Victory represents and warrants to Navitus as follows:
3.1.    Organization; Authority and Enforceability. Victory is a Nevada corporation that is validly existing and in good standing under the Laws of the State of Nevada. Victory has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the Shareholder Approval, to consummate the Acquisition and the other transactions contemplated hereby. The execution, delivery and performance by Victory of this Agreement and the consummation by Victory of the Acquisition and the other transactions contemplated hereby have been duly authorized by all necessary action on the part of Victory and no other action is necessary on the part of Victory to authorize this Agreement or to consummate the Acquisition or the other transactions contemplated hereby (other than the Shareholder Approval). This Agreement has been duly executed and delivered by Victory and, assuming the due authorization, execution and delivery by each other party hereto, constitutes a legal, valid and binding obligation of Victory, enforceable against Victory in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to creditors’ rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law.
3.2.    Noncontravention.
(a)    Neither the execution and the delivery of this Agreement nor the consummation of the Divestiture or the other transactions contemplated by this Agreement, will, with or without the giving of notice or the lapse of time or both, (i) to the actual knowledge of Victory, violate any law applicable to Victory or (ii) violate any contract or agreement to which Victory is a party, except in the case of clauses (i) and (ii) to the extent that any such violation would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Partnership.
(b)    The execution and delivery of this Agreement by Victory does not, and the performance of this Agreement by Victory will not, require any consent, approval, authorization or Permit of, or filing with or notification to, any Governmental Entity, except for (i) the filings which will be made at or prior to the Closing or following the Closing, but within required time limits or (ii) where the failure to take such action would not reasonably be expected to have, individually or in the aggregate, have a material adverse effect on the Partnership.
3.3.    The Interests.

(a)    Victory holds of record and owns beneficially all of the Interests, free and clear of all Liens (other than Permitted Liens), except for Liens that will be removed at the Closing.
(b)    Victory is not party to any contract or agreement obligating Victory to vote or dispose of any Interests.
3.4.    Balance Sheet. Attached as Schedule 3.4 is a true and correct copy of the balance sheet of the Partnership.
3.5.    Brokers’ Fees. Victory does not have any Liability to pay any fees or commissions to any broker, finder or agent with respect to this Agreement, the Acquisition or the transactions contemplated by this Agreement.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF NAVITUS
Navitus represents and warrants to Victory as follows:
4.1.    Organization; Authority and Enforceability. Navitus is a general partnership that is validly existing and in good standing under the Laws of the State of Texas. Navitus has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Acquisition and the other transactions contemplated hereby. The execution, delivery and performance by Navitus of this Agreement and the consummation by Navitus of the Acquisition and the other transactions contemplated hereby have been duly authorized by all necessary action on the part of Navitus and no other action is necessary on the part of Navitus to authorize this Agreement or to consummate the Acquisition or the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Navitus and, assuming the due authorization, execution and delivery by each other party hereto, constitutes a legal, valid and binding obligation of Navitus, enforceable against Navitus in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws relating to creditors’ rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law.
4.2.    Noncontravention.

(a)    Neither the execution and the delivery of this Agreement nor the consummation of the Acquisition or the other transactions contemplated by this Agreement, will, with or without the giving of notice or the lapse of time or both, (i) to the actual knowledge of Navitus violate any Law applicable to Navitus or (ii) violate any contract or agreement to which Navitus is a party, except in the case of clauses (i) and (ii) to the extent that any such violation would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon Victory.
(b)    The execution and delivery of this Agreement by Navitus does not, and the performance of this Agreement by Navitus will not, require any consent, approval, authorization or Permit of, or filing with or notification to, any Governmental Entity, except for (i) the filings which will be made at or prior to the Closing or following the Closing, but within required time limits or (ii) where the failure to take such action would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon Victory.
4.3.    Brokers’ Fees. Navitus does not have any Liability to pay any fees or commissions to any broker, finder or agent with respect to this Agreement, the Acquisition or the transactions contemplated by this Agreement.
ARTICLE V
COVENANTS
5.1.    Consents. Each of Victory and Navitus, respectively, will use their commercially reasonable efforts to obtain any required third-party consents to the Divestiture and the other transactions contemplated by this Agreement in writing.
5.2.    Taking of Necessary Action; Further Action. Subject to the terms and conditions of this Agreement, each of Victory and Navitus will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Divestiture in accordance with this Agreement as promptly as practicable.
5.3.    Stockholders Meeting; Preparation of Proxy Statement.

(a)    Subject to the terms set forth in this Agreement, Victory shall take all action necessary to duly call, give notice of, convene and hold a stockholders meeting relating to the approval of Divestiture and such other items as Victory may seek stockholder approval of (the “Stockholders Meeting”) as soon as reasonably practicable after the date of this Agreement, and, in connection therewith, Victory shall mail a proxy statement (the “Proxy Statement”) to the holders of Common Stock in advance of such meeting. Victory shall use reasonable best efforts to (i) solicit from the holders of Common Stock proxies in favor of the approval of the Divestiture and (ii) take all other actions necessary or advisable to secure the vote or consent of the holders of Common Stock required by applicable Law to obtain such approval. Notwithstanding anything contained herein to the contrary, Victory shall not be required to hold the Stockholders Meeting if this Agreement is terminated before the meeting is held.
(b)    In connection with the Stockholders Meeting, as soon as reasonably practicable following the date of this Agreement Victory shall prepare and file the Proxy Statement with the U.S. Securities and Exchange Commission (the “Commission”). Without limiting the generality of the foregoing, Victory will furnish Navitus the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. Victory shall use its reasonable best efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all Commission comments with respect to the Proxy Statement as promptly as practicable after receipt thereof and to cause the Proxy Statement in definitive form to be cleared by the Commission and mailed to the Victory’s stockholders as promptly as reasonably practicable following filing with the Commission.
5.4.    Repricing of Warrants. As soon as reasonably practicable following the Closing Victory shall take such steps as may be necessary to amend the exercise price of the warrants of Victory that are listed on Schedule 5.4 to reflect an exercise price $0.04. Navitus acknowledges and agrees that such repricing of the Warrants may require Victory to make certain filings with Commission, including the filing of a Schedule TO and that such filings may be reviewed by the Commission, which may result in delays in effectuating such repricing.
ARTICLE VI
CONDITIONS TO OBLIGATIONS TO CLOSE
6.1.    Conditions to the Obligation of Parties. The respective obligations of the parties to consummate transactions contemplated hereby are subject to the satisfaction or waiver of the following conditions:

(a)    No temporary, preliminary or permanent restraining order preventing the consummation of the transactions contemplated hereby will be in effect.
(b)    The parties shall have received the authorizations, consents and approvals of, or otherwise notified, the Governmental Entities as necessary to consummate the transactions contemplated hereby.
(c)    The parties shall have received the authorizations, consents and approvals of, third parties necessary to accomplish the transactions contemplated hereby.
(d)    Navitus and Victory shall have concluded and implemented recommendations made by their appointed tax professionals.
(e)    Shareholder Approval shall have been obtained.
6.2.    Conditions to Obligation of Navitus. The obligation of Navitus to consummate the transactions contemplated hereunder is subject to the satisfaction or waiver by Navitus of the following conditions:
(a)    The representations and warranties of Victory set forth in this Agreement will be true and correct in all respects as of the date of this Agreement and as of the Closing Date (except to the extent such representations and warranties speak as of another date, in which case such representations and warranties will be true and correct as of such other date), except where the failure of such representations and warranties to be so true and correct does not adversely affect the ability of the Victory to consummate the Divestiture and the other transactions contemplated by this Agreement.
(b)    Victory will have performed all of the covenants required to be performed by it under this Agreement at or prior to the Closing, except where the failure to perform does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Partnership or materially adversely affect the ability of Victory to consummate the Acquisition or perform its other obligations hereunder.
(c)    Navitus shall have received a certificate signed by Victory to the effect of Sections 6.2(a) and 6.2(b) above.
(d)    Navitus shall have received the Release duly executed by Victory.
(e)    Navitus shall have received the Amended Partnership Agreement duly executed by Victory.
6.3.    Conditions to Obligation of Victory. The obligation of Victory to consummate the transactions contemplated hereby is subject to the satisfaction or waiver by Victory of the following conditions:

(a)    The representations and warranties of Navitus set forth in this Agreement will be true and correct in all respects as of the date of this Agreement and as of the Closing Date (except to the extent such representations and warranties speak as of another date, in which case such representations and warranties will be true and correct as of such other date).
(b)    Navitus will have performed in all material respects all of the covenants required to be performed by it under this Agreement at or prior to the Closing, except such failures to perform as do not materially adversely affect the ability of Navitus to consummate the Acquisition and the other transactions contemplated by this Agreement.
(c)    Victory shall have received a certificate signed by Navitus to the effect of Sections 6.3(a) and 6.3(b) above.
(d)    Victory shall have received the Release duly executed by Navitus.
(e)    Victory shall have received the Amended Partnership Agreement duly executed by Navitus.
ARTICLE VII
TERMINATION; AMENDMENT; WAIVER
7.1.    Termination of Agreement. This Agreement may be terminated as follows:

(a)    by mutual written consent of Victory and Navitus at any time prior to the Closing;
(b)    by either Victory or Navitus if any Governmental Entity will have issued an order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement;
(c)    by Navitus if Victory has breached its representations and warranties or any covenant or other agreement to be performed by it in a manner such that the Closing conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied;
(d)    by Victory if Navitus has breached its representations and warranties or any covenant or other agreement to be performed by it in a manner such that the Closing conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied; or
(e)    by Navitus if (i) all of the conditions set forth in Section 6.1 and Section 6.3 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing or on the Closing Date provided that such conditions are reasonably capable of being satisfied at the Closing or on the Closing Date), and Victory fails to consummate the Divestiture on the date the Closing should have occurred pursuant to Section 2.2 and (ii) Navitus has irrevocably confirmed in writing that all conditions set forth in Section 6.1 and Section 6.2 have been satisfied or that it is willing to waive all unsatisfied conditions in Section 6.2 and it stands ready, willing and able to consummate the Closing on such date.
(f)    by Victory if (i) all of the conditions set forth in Section 6.1 and Section 6.2 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing or on the Closing Date provided that such conditions are reasonably capable of being satisfied at the Closing or on the Closing Date), and Navitus fails to consummate the Divestiture on the date the Closing should have occurred pursuant to Section 2.2, and (ii) Victory has irrevocably confirmed in writing that all conditions set forth in Section 6.1 and Section 6.3 have been satisfied or that they are willing to waive all unsatisfied conditions in Section 6.3 and stand ready, willing and able to consummate the Closing on such date.
7.2.    Effect of Termination. In the event of termination of this Agreement by Victory or by Navitus as provided in Section 7.1, this Agreement will forthwith become void and have no effect, without any Liability (other than with respect to any suit for breach of this Agreement) on the part of Navitus or Victory (or any member, partner, stockholder agent, consultant or representative of any such party); provided, that the provisions of Sections 8.1, 8.6, 8.7, 8.8, 8.11, 8.13, and this Section 7.2 will survive any termination hereof pursuant to Section 7.1.
7.3.    Amendments. This Agreement may be amended by the parties hereto, by action taken or authorized by, in the case of Victory, by Victory’s Board of Directors and, in the case of Navitus, by Navitus and its partners, as applicable. This Agreement may not be amended except by an instrument in writing signed on behalf of Victory and Navitus.

7.4.    Waiver. At any time prior to the Closing, either Party may extend the time for the performance of any of the covenants, obligations or other acts of the other Party or (b) waive any inaccuracy of any representations or warranties or compliance with any of the agreements, covenants or conditions of the other Party or any conditions to its own obligations. Any agreement on the part of a Party to any such extension or waiver will be valid only if such waiver is set forth in an instrument in writing signed on its behalf by its duly authorized officer. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights. The waiver of any such right with respect to particular facts and other circumstances will not be deemed a waiver with respect to any other facts and circumstances, and each such right will be deemed an ongoing right that may be asserted at any time and from time to time.
ARTICLE VIII     MISCELLANEOUS
8.1.    Press Releases and Public Announcement. Neither Navitus on the one hand, nor Victory on the other, will issue any press release or make any public announcement relating to this Agreement, the Divestiture or the other transactions contemplated by this Agreement without the prior written approval of the other party; provided, however, that Victory may make regulatory filings referring to this Agreement or attaching a copy hereof as may be required by applicable Law.
8.2.    No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.
8.3.    Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval, in the case of assignment by Navitus, by Victory, and, in the case of assignment by Victory, by Navitus.
8.4.    Construction. The parties have participated jointly in the negotiation and drafting of this Agreement, and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
8.5.    Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed (by registered or certified mail, postage prepaid, return receipt requested) or delivered by reputable overnight courier, fee prepaid, to the parties hereto at the addresses of the parties as specified on the signature pages hereto. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner set forth herein.
8.6.    Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of Texas, without giving effect to any choice of Law or conflict of Law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Texas.
8.7.    Consent to Jurisdiction and Service of Process. EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF TEXAS AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE ACQUISITION OR THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NONAPPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE ACQUISITION OR THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 15 CALENDAR DAYS AFTER SUCH MAILING. NOTHING HEREIN WILL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OTHER PARTY HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.
8.8.    Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.
8.9.    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.
8.10.    Expenses. Except as otherwise provided in this Agreement, including Section 5.5 of this Agreement, whether or not the Acquisition is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such Expenses. As used in this Agreement, “Expenses” means the out-of-pocket fees and expenses of the financial advisor, counsel and accountants incurred in connection with this Agreement and the transactions contemplated hereby.
8.11.    Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.
8.12.    Limited Recourse. Notwithstanding anything in this Agreement to the contrary, the obligations and Liabilities of the parties hereunder will be without recourse to any stockholder, partner or member of such party or any of such stockholder’s, partner’s or member’s Affiliates (other than such party), or any of their respective representatives or agents (in each case, in their capacity as such).
8.13.    Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties will be entitled to specific performance of the terms hereof in addition to any other remedy at Law or equity.
8.14.    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
8.15.    No Survival of Representations and Warranties. The representations and warranties made herein and in any certificate delivered in connection herewith shall expire as of the Closing.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

VICTORY ENERGY CORPORATION

By: /s/ Kenneth Hill
Name: Kenneth Hill
Title: Chief Executive Officer

Address: 3355 Bee Caves Road, Suite 608 Austin, TX 78746
Phone:
Email:
Attention: Kenneth Hill

With a copy (which shall not constitute notice) to:
BEVILACQUA PLLC
1050 Connecticut Street, NW, Suite 500
Washington, DC 20036
Attn: Louis A. Bevilacqua, Esq.
email:

NAVITUS ENERGY GROUP
BY: JAMES CAPITAL CONSULTING, LLC,
its Managing Partner

By: /s/ Ronald Zamber
Name: Ronald Zamber
Title: Managing Member

Address:                                             Fax No.:
Attention:

[Signature Page to Divestiture Agreement]

EXHIBIT A

Form of Release

(See Attached)

MUTUAL RELEASE
MUTUAL RELEASE, dated _____, 2017 (this “Release”), by and between Navitus Energy Group, a Texas general partnership (“Navitus”) and Victory Energy Corporation, a Nevada corporation (“Victory”). Each of Navitus and Victory are referred to herein as a “Party” and, collectively, as the “Parties.”
RECITALS
A.    Navitus and Victory are parties to a Divestiture Agreement, dated August 21, 2017 (the “Divestiture Agreement”).
B.    It is a condition to the closing of the transactions contemplated by the Divestiture Agreement that the Parties enter into this Release providing for the mutual release contained herein.
AGREEMENT
NOW, THEREFORE, the Parties hereto, in exchange for the mutual promises herein contained, intending to be legally bound, hereby agree as follows:
1.    MUTUAL RELEASE. Each of the Parties, on behalf of themselves, and all persons or entities claiming by, through or under them, and their respective successors and assigns, hereby fully, completely and finally waive, release, remise, acquit, and forever discharge and covenant not to sue the other Party, as well as the other Party’s respective officers, directors, shareholders, partners, trustees, parent companies, sister companies, affiliates, subsidiaries, employers, attorneys, accountants, predecessors, successors, insurers, representatives, and agents with respect to any and all claims, demands, suits, manner of obligation, debt, liability, tort, covenant, contract, or causes of action of any kind whatsoever, at law or in equity, including without limitation, all claims and causes of action arising out of or in any way relating to any dealings between the Parties prior to the date hereof relating to or arising under the Partnership Agreement (as defined in the Divestiture Agreement), except that Navitus is not releasing or otherwise discharging Victory of any obligations that Victory may have resulting from the ownership by Navitus, its partners, or any of its affiliates, of any capital stock, options to purchase capital stock or warrants to purchase capital stock held by Navitus, its partners, or any such affiliates. The Parties warrant and represent that they have not assigned or otherwise transferred any claim or cause of action released by this Release. The Parties acknowledge and agree that these releases are GENERAL RELEASES. The Parties expressly waive and assume the risk of any and all claims for damages which exist as of this date, but which they do not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known, would materially affect its decision to enter into this Release The Parties expressly acknowledge that this waiver of claims includes any claims for any alleged fraud, deception, concealment, misrepresentation or any other misconduct of any kind in procuring this Release. The Parties specifically do not, however, waive or release any claim that may arise for breach of this Release.

2.    NO ADMISSION OF LIABILITY. Neither the payment of any sums nor the execution of this Release shall be construed as an admission of liability or fault by any Party. Any and all liability is expressly denied by both Parties.
3.    AUTHORITY. The Parties represent and warrant that they possess full authority to enter into this Release and to lawfully and effectively release the opposing Party as set forth herein, free of any rights of settlement, approval, subrogation, or other condition or impediment. This undertaking includes specifically, without limitation, the representation and warranty that no third party has now acquired or will acquire rights to present or pursue any claims arising from or based upon the claims that have been released herein.
4.    ENTIRE AGREEMENT. The Parties represent and agree that no promise, inducement, or agreement other than as expressed herein has been made to them and that this Release is fully integrated, supersedes all prior agreements and understandings, and any other agreement between the Parties, and contains the entire agreement between the Parties.
5.    VOLUNTARY AND INFORMED ASSENT. The Parties represent and agree that they each have read and fully understand this Release, that they are fully competent to enter into and sign this Release, and that they are executing this Release voluntarily, free of any duress or coercion.
6.    COSTS, EXPENSES AND ATTORNEYS’ FEES. Each of the Parties will bear its own costs, expenses, and attorneys’ fees incurred in connection with the transactions and dealings between the Parties prior to the date hereof.
7.    GOVERNING LAW AND JURISDICTION. The laws of the State of Texas shall apply to and control any interpretation, construction, performance or enforcement of this Release. The Parties agree that the exclusive jurisdiction for any legal proceeding arising out of or relating to this Release shall be the State or Federal courts located in Travis County, Texas and the Parties hereby waive any challenge to personal jurisdiction or venue in that court.
8.    ATTORNEYS’ FEES AND COSTS FOR BREACH. The prevailing party in any action to enforce or interpret this Release is entitled to recover from the other party its reasonable attorneys’ fees.
9.    CONSTRUCTION. This Release shall be construed as if the parties jointly prepared it, and any uncertainty or ambiguity shall not be interpreted against any one party.
10.    MODIFICATION. No oral agreement, statement, promise, undertaking, understanding, arrangement, act or omission of any Party, occurring subsequent to the date hereof may be deemed an amendment or modification of this Release unless reduced to writing and signed by the Parties hereto or their respective successors or assigns.
11.    SEVERABILITY. The Parties agree that if, for any reason, a provision of this Release is held unenforceable by any court of competent jurisdiction, this Release shall be automatically conformed to the law, and otherwise this Release shall continue in full force and effect.
12.    NUMBER. Whenever applicable within this Release, the singular shall include the plural and the plural shall include the singular.
13.    HEADINGS. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Release.
14.    COUNTERPARTS. This Release may be executed in several counterparts and all counterparts so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart. Facsimile signatures shall be accepted the same as an original signature. A photocopy of this Release may be used in any action brought to enforce or construe this Release.
15.    NO WAIVER. No failure to exercise and no delay in exercising any right, power or remedy under this Release shall impair any right, power or remedy which any Party may have, nor shall any such delay be construed to be a waiver of any such rights, powers or remedies or an acquiescence in any breach or default under this Release, nor shall any waiver of any breach or default of any Party be deemed a waiver of any default or breach subsequently arising.

IN WITNESS WHEREOF, the parties hereto have caused this Release to be duly executed as of the date first set forth above.

VICTORY ENERGY CORPORATION

By:
Name: Kenneth Hill
Title: Chief Executive Officer

Address: 3355 Bee Caves Road, Suite 608 Austin, TX 78746
Phone:
Email:
Attention: Kenneth Hill

With a copy (which shall not constitute notice) to:
BEVILACQUA PLLC
1050 Connecticut Street, NW, Suite 500
Washington, DC 20036
Attn: Louis A. Bevilacqua, Esq.
email:

NAVITUS ENERGY GROUP

By:
Name:
Title:

Address:                                             Fax No.:
Attention: